EXHIBIT 10.6

PHOENIX INDIA ACQUISITION CORP.

January 11, 2006
Phoenix Capital Partners, LLC
645 Madison Avenue
12th Floor
New York, NY 10022

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement of the initial public offering (“IPO”) of the securities of Phoenix India Acquisition Corp. (“Company”) and continuing until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), Phoenix Capital Partners, LLC (“Phoenix Capital”) shall make available to the Company certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City, as may be required by the Company from time to time, situated at 645 Madison Avenue, 12th Floor, New York, New York 10022 (or any successor location). In exchange therefor, the Company shall pay to Phoenix Capital the sum of $5,000 per month (the “Fee”) on the Effective Date and continuing monthly thereafter. This agreement supecedes in its entirety our prior agreement, dated November 21, 2005, regarding such services.

PHOENIX INDIA ACQUISITION CORP.

By:	/s/ Shekhar Wadekar
Name: Shekhar Wadekar Title: Executive Vice-President and Secretary

AGREED TO AND ACCEPTED BY:

Phoenix Capital Partners, LLC

Date: January 11, 2006	By:	/s/ Ramesh Akella
Name: Ramesh Akella Title: Manager